UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2019

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6002 Rogerdale Road,

Suite 600

Houston, Texas

77072

(Address of principal executive offices) (Zip Code)

(713) 470-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Background

On November 25, 2019, Tidewater Inc. (the “Company”) announced that it had received, on November 22, 2019, the requisite consents from the holders (the “Holders”) of its 8.00% Senior Secured Notes due 2022 (CUSIP No. 88642RAA7) (the “Notes”) pursuant to its previously announced standalone consent solicitation (the “Consent Solicitation”), to amend the indenture, dated as of July 31, 2017 (as amended and supplemented from time to time, the “Indenture”), by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), with certain proposed amendments (the “Proposed Amendments”). Additionally, on the same date, the Company announced the early tender results of its previously announced cash tender offer to purchase up to $125,000,000 aggregate principal amount of its outstanding Notes (the “Tender Offer”).

Entry into Supplemental Indenture

On November 22, 2019, the Company, the guarantors party thereto and the Trustee and the Collateral Agent entered into the Third Supplemental Indenture to the Indenture (the “Third Supplemental Indenture”) giving effect to the Proposed Amendments. The Proposed Amendments to the Indenture implemented by the Third Supplemental Indenture became operative on November 26, 2019 upon the payment of the applicable consent fees payable under the terms of the Consent Solicitation. The Third Supplemental Indenture amends the Indenture to, among other things as follows:

Consolidated Interest Coverage Ratio

The minimum consolidated interest coverage ratio was updated as follows:

Fiscal Quarter Ending	Minimum Consolidated Interest Coverage Ratio
June 30, 2017 through March 31, 2019	N/A
June 30, 2019	0.50:1.00
September 30, 2019	0.75:1.00
December 31, 2019	1.00:1.00
March 31, 2020	1.00:1.00
June 30, 2020	1.00:1.00
September 30, 2020	1.00:1.00
December 31, 2020	1.00:1.00
March 31, 2021	1.00:1.00
June 30, 2021	1.25:1.00
September 30, 2021	1.50:1.00
December 31, 2021	1.75:1.00
March 31, 2022 and thereafter	2.00:1.00

Incurrence of Indebtedness

The Company may incur indebtedness (a) pursuant to any revolving credit facility not to exceed $50,000,000, (b) to finance acquisitions, mergers or consolidations subject to meeting certain conditions including that the Company’s pro forma consolidated interest coverage may be no worse off than immediately prior to the acquisition or at least 2:1, (c) in the form of convertible notes up to an aggregate principal amount of $200,000,000 subject to certain conditions and (d) to refinance or discharge the existing Troms Credit Agreement. In addition, the general indebtedness basket was increased to $75,000,000.

Permitted Liens

The Company may secure certain indebtedness permitted to be incurred pursuant to the above as follows (a) on a pari passu or junior priority basis to the Notes with respect to any revolving credit facility, (b) with respect to acquired indebtedness so long as such indebtedness was not incurred in contemplation of such acquisition and (c) with respect to indebtedness refinancing the Troms Credit Agreement so long as such liens are limited to the collateral securing the Troms Credit Agreement or on a junior priority basis to the Notes.

Restricted Payments

The Company may make certain payments or investments including (a) the repurchase or redemption of convertible notes permitted to be incurred pursuant to the above, (b) payments of cash in lieu of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of capital stock or indebtedness, (c) certain repurchases of the Company’s common stock from current and former employees and directors in connection with withholding to pay taxes or Jones Act warrant liquidation, not to exceed $5,000,000 in any calendar year, (d) repayments, redemptions or otherwise acquiring or retiring for value any indebtedness under the Troms Credit Agreement, not to exceed $35,000,000 and (e) payments in connection with any forward transactions with respect to the Company’s equity interests and any investments made with the proceeds of any such forward transactions.

Asset Sale Offers

The amount of excess proceeds requiring the Company to make an asset sale offer was increased to $25,000,000.

Repatriation of Cash

Non-guarantor subsidiaries may retain an amount of cash not to exceed $125,000,000.

Additional Guarantors

Certain foreign subsidiaries are not required to provide a note guarantee if such guarantee is not within the legal capacity of such foreign subsidiary or if such guarantee would conflict with the fiduciary duties of such foreign subsidiary’s directors or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer or director of such foreign subsidiary.

Additional Amendments

Certain additional revisions were made with respect to obligations related to vessel registry, most favored nation provisions and the ability to amend the Troms Credit Agreement in order to enhance the Company’s operational flexibility and streamline its compliance with the Indenture.

The foregoing description of the Third Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K. The Third Supplemental Indenture is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated November 22, 2019, by and among Tidewater Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Quintin V. Kneen
Quintin V. Kneen
President, Chief Executive Officer, and Director

Date: November 26, 2019